DISTRIBUTION AND SERVICES AGREEMENT

                          LEHMAN BROTHERS INCOME FUNDS
                                     CLASS C

     This Agreement is made as of December 17, 2007, between Lehman Brothers Income Funds, a Delaware statutory trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation ("Distributor"), on behalf of Class C of the series listed on Schedule A.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established several separate series of shares, with each series having one or more classes and with each series having its own assets and investment policies;

     WHEREAS, the Trust desires to retain the Distributor to furnish certain distribution, shareholder, and administrative services to Class C of each series listed in Schedule A attached hereto, and to Class C of such other series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Series" shall refer to each Series which is subject to this Agreement, and all agreements and actions described herein to be made or taken by a Series shall be made or taken by the Trust on behalf of the Series), and the Distributor is willing to furnish such services; and

     WHEREAS, the Trust has approved a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act ("Plan") with respect to Class C of each Series;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. The Trust hereby appoints the Distributor as agent to sell the shares of beneficial interest of Class C of each Series ("Shares") and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust, acting on behalf of the Series. The Trust may suspend sales of the Shares of any one or more Series at any time, and may resume sales at any later time.

     2. (a) The Distributor agrees that: (i) all Shares sold by the Distributor shall be sold at the offering price (which is the net asset value ("NAV") thereof as described in Section 3 hereof plus any applicable sales charge) as described in the then-current Prospectus and Statement of Additional Information ("SAI") of Class C of each Series, and (ii) the Series shall receive 100% of such offering price.

         (b) The Distributor may enter into agreements, in form and substance satisfactory to the Trust, with dealers selected by the Distributor, providing for the sale to such dealers and resale by such dealers of Shares at their offering price. The Distributor may compensate dealers for services they provide under such agreements with any applicable sales charge described in a Series' Prospectus and SAI (or a portion thereof) or other payment from the Distributor's own resources as the Distributor may determine from time to time. Payment of any such sales charge or other payment shall be the sole obligation of the Distributor. This provision shall not be deemed to prohibit payments by the Distributor to dealers where such payments are made under a distribution plan adopted by a Series pursuant to Rule 12b-1 under the 1940 Act.

         (c) The Distributor can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this Agreement.

     3. The Trust agrees to supply to the Distributor, promptly after the time or times at which NAV is determined, on each day on which the New York Stock Exchange is open for unrestricted trading and on such other days as the Board of Trustees of the Trust ("Trustees") may from time to time determine (each such day being hereinafter called a "business day"), a statement of the NAV of each Series having been determined in the manner set forth in the then-current Prospectus and Statement of Additional Information ("SAI") of Class C of each Series. Each determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus of Class C of each Series.

     4. Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, if it elects to accept such order, as promptly as practicable, cause the Shares purchased by such order to be delivered in such amounts and in such names as the Distributor shall specify, against payment therefor in such manner as may be acceptable to the Trust. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

     5. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Series, to provide only such information and to make only such statements or representations as are contained in the Series' then-current Prospectus and SAI of Class C or in such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933 ("1933 Act"), the 1940 Act and applicable rules of self-regulatory organizations. Neither the Trust nor any Series shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

         (b) Each Series shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell Shares of such Series and in the Distributor's performance of all its duties under this Agreement.

     6. The Distributor, as agent of each Series and for the account and risk of each Series, is authorized, subject to the direction of the Trust, to redeem outstanding Shares of such Series when properly tendered by shareholders pursuant to the redemption right granted to such Series' shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of such Series next determined after proper tender and acceptance (subject to any applicable redemption fee or contingent deferred sales charge as described below). The Trust has delivered to the

Distributor a copy of the Trust's Trust Instrument as currently in effect and agrees to deliver to the Distributor any amendments thereto promptly. This does not prohibit the Distributor from charging any applicable redemption fee or contingent deferred sales charge as described in the then-current Prospectus and SAI of Class C of each Series.

     7. The Distributor shall assume and pay or reimburse each Series for the following expenses of such Series: (i) costs of printing and distributing reports, prospectuses and SAIs for other than existing shareholders used in connection with the sale or offering of the Series' Shares; (ii) costs of preparing, printing and distributing all advertising and sales literature relating to such Series printed at the instruction of the Distributor; and (iii) counsel fees and expenses in connection with the foregoing. The Distributor shall pay all its own costs and expenses connected with the sale of Shares and may pay the compensation and expenses, including overhead and telephone and other communication expenses, of organizations and employees that engage in or support the distribution of Shares.

     8. Each Series shall maintain a currently effective Registration Statement on Form N-1A with respect to the Shares of such Series and shall file with the Securities and Exchange Commission ("SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC thereunder.

     Each Series represents and warrants that the Registration Statement, post-effective amendments, Prospectus and SAI (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) of such Series shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to Section 5(b) hereof, shall be true and correct in all material respects.

     9. In addition to the foregoing, the Distributor agrees to provide or obtain certain administrative and shareholder services for Class C of each Series. Such services shall include, but are not limited to, administering periodic investment and periodic withdrawal programs; researching and providing historical account activity information for shareholders requesting it; preparing and mailing account and confirmation statements to account holders; preparing and mailing tax forms to account holders; serving as custodian for retirement plans investing in Shares; dealing appropriately with abandoned accounts; collating and reporting the number of Shares attributable to each state for blue sky registration and reporting purposes; identifying and reporting transactions exempt from blue sky registration requirements; and providing and maintaining ongoing shareholder services for the duration of the shareholders' investment in Class C of each Series, which may include updates on performance, total return, other related statistical information, and a continual analysis of the suitability of the investment in Class C of each Series. The Distributor may subcontract to third parties some or all of its responsibilities to the Series under this paragraph. The Distributor may pay compensation and expenses, including overhead and telephone and other communication expenses, to organizations and employees who provide such services.

     10. As compensation for the distribution, shareholder and administrative services provided under this Agreement, the Distributor shall receive from Class C of each Series a fee at the rate and under the terms and conditions set forth in the Plan adopted by Class C of the Series, as such Plan may be amended from time to time as well as any sales charge applicable upon the sale or redemption of Shares as described in the Series' Prospectus and SAI. In addition to the expenditures specifically authorized herein, the Distributor may spend with respect to Class C such amounts as it deems appropriate for any purpose consistent with the Plan, as amended from time to time.

     11. To the extent required by Rule 12b-1 under the 1940 Act, the Distributor shall prepare, at least quarterly, reports for the Trustees showing expenditures under this Agreement and the purposes for which such expenditures were made. Such reports shall be in a format suitable to ensure compliance with the applicable requirements of the SEC and the Financial Industry Regulatory Authority.

     12. (a) This Agreement, as amended, shall become effective on the date first written above and shall remain in full force and effect until October 31, 2008 and may be continued from year to year thereafter; provided, that such continuance shall be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of Class C of the Series, and in either case, also by a majority of the Trustees who are not interested persons of the Trust or the Distributor ("Disinterested Trustees") and by a majority of those Disinterested Trustees who have no direct or indirect financial interest in the Plan or this Agreement ("Rule 12b-1 Trustees"). This Agreement may be amended as to any Series with the approval of the Trustees or of a majority of the outstanding voting securities of Class C of such Series; provided, that in either case, such amendment also shall be approved by a majority of the Disinterested Trustees and the Rule 12b-1 Trustees.

         (b) Either party may terminate this Agreement without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; provided, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, or (ii) by vote of a majority of the outstanding voting securities of Class C of such Series, or (iii) by written consent of a majority of the Disinterested Trustees or the Rule 12b-1 Trustees.

         (c) This Agreement shall automatically terminate if it is assigned by the Distributor.

         (d) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 12(d). Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

     No term or provision of this Agreement shall be construed to require the Distributor to provide distribution, shareholder, or administrative services to any series of the Trust other than the Series, or to require Class C or any Series to pay any compensation or expenses that are properly allocable, in a manner approved by the Trustees, to a class or series of the Trust other than Class C or such Series.

         (e) This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

         (f) This Agreement is made by the Trust solely with respect to the Series, and the obligations created hereby with respect to Class C of one Series bind only assets belonging to Class C of that Series and are not binding on any other series of the Trust or any other class of that Series.

     13. The Distributor or one of its affiliates may from time to time deem it desirable to offer to the list of shareholders of Class C of each Series the shares of other mutual funds for which it acts as Distributor, including other series of the Trust or other products or services; however, any such use of the list of shareholders of any Series shall be made subject to such terms and conditions, if any, as shall be approved by a majority of the Disinterested Trustees.

     14. The Distributor shall look only to the assets of Class C of a Series for the performance of this Agreement by the Trust on behalf of such Series and such Class of such Series, and neither the shareholders, the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals.

                                            LEHMAN BROTHERS INCOME FUNDS




                                            ------------------------------------
                                            By:
                                            Title:

                                            NEUBERGER BERMAN MANAGEMENT INC.



                                            ------------------------------------
                                            By:
                                            Title:


                                            Date:

                          LEHMAN BROTHERS INCOME FUNDS

                                     CLASS C
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Series currently subject to this Agreement are as follows:

         Lehman Brothers Core Bond Fund
         Lehman Brothers Strategic Income Fund


Date:  December 17, 2007